Fentura Bancorp, Inc. 175 North Leroy Street. Fenton, Michigan 48430	PRELIMINARY COPY This Proxy is solicited on behalf of the Board of Directors

PROXY

      The undersigned hereby appoints Thomas P. McKenney and Forrest A. Shook as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Fentura Bancorp, Inc. held of record by the undersigned on March 15, 2002, at the annual meeting of shareholders to be held April 24, 2002, and at any adjournment thereof.

1.     In the election of two directors, each to be elected for a term expiring in 2005

[ ] FOR the nominees listed below	[ ] WITHHOLD AUTHORITY to vote for the nominees listed below

Peggy L. Haw-Jury -	Russell H. Van Gilder, Jr.

     (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list above.)

2.     Proposal to amend the Corporation's Articles of Incorporation to change the Corporation's name to Fentura Financial, Inc.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in No. 1 and FOR the Proposal listed in No. 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

______________________________________	______________________________________
Signature	Signature if held jointly

Dated: _______________________, 2002

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PRELIMINARY COPY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

FENTURA BANCORP, INC. 175 North Leroy Street P.O. Box 725 Fenton, Michigan 48430

      The Fentura Bancorp, Inc. 2002 Annual Shareholders Meeting will be held at the St. John Activity Center, 610 N. Adelaide Street, Fenton, Michigan, Wednesday, April 24, 2002, at 7:00 p.m. for the following purposes:

1.	To elect two directors; and
2.	To consider and vote upon a proposal to amend the Corporation's Articles of Incorporation to change the Corporation's name to Fentura Financial, Inc.
3.	Transact any other business that may properly come before the meeting or any adjournment of the meeting.

The Board of Directors has fixed the close of business on March 15, 2002, as the record date for the purpose of determining shareholders who are entitled to notice of and to vote at the meeting and any adjournment of the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Ronald L. Justice
Ronald L. Justice
Secretary

Fenton, Michigan
March 25, 2002

IMPORTANT

All shareholders are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting in person and if you have submitted a proxy card, it will not be necessary for you to vote in person at the meeting. However, if you attend the meeting and wish to change your proxy vote, you will be given an opportunity to do so.

PROXY STATEMENT

FENTURA BANCORP, INC.
175 North Leroy Street
P.O. Box 725
Fenton, Michigan 48430
Telephone: (810) 750-8725

ANNUAL MEETING OF SHAREHOLDERS

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fentura Bancorp, Inc. (the "Corporation") to be voted at the annual meeting of its shareholders to be held at the St. John Activity Center, 610 N. Adelaide Street, Fenton, Michigan, on Wednesday, April 24, 2002, at 7:00 p.m., Fenton time, and at any adjournment of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and form of proxy are first being sent to shareholders on or about March 25, 2002.

     If a proxy in the accompanying form is properly executed, duly returned to the Corporation, and not revoked, the shares represented by the proxy will be voted at the annual meeting of the Corporation's shareholders and at any adjournment of that meeting. Where a shareholder specifies a choice, a proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for election of all nominees of the Board of Directors and for the proposed change in the Corporation's name. The Corporation's management does not know of any other matters to be presented at the annual meeting. If other matters are presented, the shares represented by proxy will be voted at the discretion of the persons designated as proxies, who will take into consideration the recommendations of the Corporation's management.

     Any shareholder executing a proxy in the enclosed form has the power to revoke it by notifying the Secretary of the Corporation in writing at the address indicated above at any time before it is exercised, or by appearing at the meeting and voting in person.

     Solicitation of proxies is being made by mail. Directors, officers, and regular employees of the Corporation and its subsidiaries may also solicit proxies in person or by telephone without additional compensation. In addition, banks, brokerage firms, and other custodians, nominees, and fiduciaries may solicit proxies from the beneficial owners of shares they hold and may be reimbursed by the Corporation for reasonable expenses incurred in sending proxy material to beneficial owners of the Corporation's stock. The Corporation will pay all expenses of soliciting proxies.

Boards of Directors

     The names of Directors of the Corporation and its two subsidiary banks, The State Bank and Davison State Bank are set forth below.

FENTURA BANCORP, INC.                    THE STATE BANK                         DAVISON STATE BANK
BOARD OF DIRECTORS                       BOARD OF DIRECTORS                     BOARD OF DIRECTORS

David A. Duthie                          Richard A. Bagnall                     Darrell H. Cooper
  Chief Executive Officer                  Retired, Former Executive              Chairman, Fernco, Inc.
  MDI International                        Vice President, The State
                                           Bank

Donald L. Grill                          Jon S. Gerych                          Thomas G. Donaldson
  President and CEO                        President, Gerych                      Senior Vice President and
  Fentura and The State Bank               Greenhouse, Inc.                       CFO, McLaren Health
                                                                                  Care Corporation

Peggy L. Haw-Jury                        Donald L. Grill                        John A. Emmendorfer, Jr.
  CPA, Dupuis and Ryden,                   President and CEO                      President and CEO
  P.C.                                     Fentura and The State Bank             Davison State Bank

J. David Karr                            Philip J. Lasco                        David H. Fulcher
  Attorney                                 Owner and President                    President, The Fulcher
                                           Lasco Ford                             Companies, Inc.

Thomas P. McKenney                       Thomas P. McKenney                     Donald L. Grill
  Attorney                                 Attorney                               President and CEO
                                                                                  Fentura and The State Bank

Forrest A. Shook                         Brian P. Petty                         Kevin M. Hammer
  President, NLB Corporation               Owner and President                    Senior Vice President
                                           Fenton Glass Service, Inc              Davison State Bank

Russell H. Van Gilder, Jr.               Glen J. Pieczynski                     Peggy L. Haw-Jury
  Chairman, VG's Food                      Owner and President,                   CPA, Dupuis and Ryden, P.C.
  Center, Inc.                             Linden True Value
                                           Hardware, Inc.
                                                                                J. David Karr
                                                                                  Attorney
                                         Janis L. Rizzo
                                           Controller, McLaren
                                           Health Care Corporation              Craig L. Stefanko
                                                                                  DCC Development/Minto
                                                                                  Brothers Construction

2002 ELECTION OF DIRECTORS

     The first matter scheduled to be considered at the annual meeting will be the election of two persons to the Board of Directors of the Corporation. The Corporation's Board of Directors is divided into three classes. Each year, on a rotating basis, the terms of office of the directors in one of the three classes expire. Directors are elected for a three (3) year term. The directors whose terms expire at the annual meeting ("Class II Directors") are Peggy L. Haw-Jury and Russell H. Van Gilder, Jr. The Board has nominated these same individuals for reelection as Class II Directors. If elected, the terms of these directors will expire at the 2005 annual meeting of shareholders.

     Except for those individuals nominated by the Board of Directors, no persons may be nominated for election at the 2002 annual meeting. The Corporation's Bylaws require at least 120 days prior written notice of any other proposed shareholder nominations and no such notice has been received.

     The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not so selected, all proxies will be voted for the election of the remaining nominee. Proxies will not be voted for a greater number of persons than the number of nominees named.

     A vote of shareholders holding a plurality of shares voting is required to elect directors. For the purpose of counting votes on this proposal, abstentions, broker nonvotes, and other shares not voted will not be counted as shares voted.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR ELECTION OF ALL NOMINEES AS DIRECTORS

PROPOSAL TO CHANGE THE NAME OF THE CORPORATION
TO FENTURA FINANCIAL, INC.

     The Corporation's Board of Directors has approved an amendment to Article I of the Corporation's Articles of Incorporation changing the Corporation's name from Fentura Bancorp, Inc. to Fentura Financial, Inc.

     During 2000, the Corporation elected to become a financial holding company. The Gramm-Leach-Bliley Act, enacted into law on November 12, 1999, and regulations promulgated under that Act, expanded the authority of bank holding companies allowing them to enter into business combinations with other financial institutions, including securities and insurance firms, and other financial activities to offer customers a more complete array of financial products and services. While the Corporation has no immediate plans to engage in any of these combinations or other financial activities, the Board of Directors believes that the change in the Corporation's name will align its name more closely with its relatively new status and permitted business activities.

     Required Vote for Approval. The affirmative vote of a majority of the Corporation's Common Stock outstanding is required to approve the amendment. Shares not voted at the meeting, whether by abstention, broker nonvote, or otherwise, will be treated as votes cast against the amendment. Unless otherwise directed by marking the accompanying proxy, the proxy holder named therein will vote for the approval of the amendment.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE
PROPOSED AMENDMENT TO CHANGE THE CORPORATION'S NAME.

STOCK OWNERSHIP INFORMATION

Stock Ownership Of Directors, Executive Officers And Certain Major Shareholders

     At the close of business on March 15, 2002, the record date for determination of the shareholders entitled to vote at the annual meeting, the Corporation had issued and outstanding 1,735,496 shares of its common stock, the only class of voting securities presently outstanding. Each share entitles its holder to one vote on each matter to be voted upon at the meeting.

     In general, "beneficial ownership" includes those shares a Director or officer has the power to vote or transfer, and stock options that are exercisable currently or within 60 days. The table below shows the beneficial stock ownership of the Corporation's Directors and executive officers named in the summary compensation table below and those shareholders who hold more than 5% of the total outstanding shares as of March 15, 2002.

                                                                        Shares                    Percent
                            Name of                                  Beneficially                    Of
                       Beneficial Owner                                Owned(1)                Outstanding(2)
_______________________________________________________________________________________________________________
David A. Duthie (Director)).................................               175(3)                       *
John A. Emmendorfer, Jr. (Executive Officer)................               211(3)                       *
Donald L. Grill (Director, Executive Officer)...............             5,051(3)                       *
Peggy L. Haw-Jury (Director)................................               865                          *
Ronald L. Justice (Executive Officer).......................               576(3)                       *
J. David Karr (Director)....................................             1,005(3)                       *
Thomas P. McKenney (Director)...............................             4,050(3)(4)                    *
Robert E. Sewick (Executive Officer)........................               900                          *
Forrest A. Shook (Director).................................            17,069(3)(4)                    *
Russell H. Van Gilder, Jr. (Director).......................            32,328(4)                     1.86%
Donald E. Johnson, Jr.(5)...................................           180,099                       10.38%
Linda J. Lemieux(5).........................................            95,569                        5.51%
Mary Alice Heaton(5)........................................            94,626                        5.45%
Directors and Executive Officers
      as a group (10 persons)...............................            62,230                        3.58%
______________________________________________________________________________________________________________
(1)	The number of shares in this column includes shares owned directly or indirectly, through any contract, arrangement, understanding or relationship, or the indicated beneficial owner otherwise has the power to vote, or direct the voting of, and/or has investment power. Also includes shares that may be acquired pursuant to stock options that are exercisable within 60 days.
(2)	The symbol * shown in this column indicates ownership of less than 1%.
(3)	Ownership and voting rights of all shares are joint with spouse or individually held, except that Mr. Shook beneficially owns 1,054 shares through his business NLB Corporation.
(4)	Includes 1,472 shares that may be acquired pursuant to stock options that are exercisable within 60 days.
(5)	Each person's address is: SNB Trust Operations, 101 North Washington Avenue, Saginaw, Michigan 48607

THE CORPORATION'S BOARD OF DIRECTORS

     The Board of Directors of the Corporation held twelve (12) regularly scheduled meetings and no special meetings during 2001. All incumbent directors attended at least 75% of all meetings of the Board of Directors and any Committees on which they served.

     Biographical information concerning the current directors and the nominees who are nominated for election to the Board of Directors at the annual meeting is presented below. Except as otherwise indicated, all directors and nominees have had the same principal employment for over five years.

Nominees for 3-Year Terms Expiring in 2005

     Peggy L. Haw-Jury, age 50, serves as a director of Davison State Bank and was appointed as a Class II Director of the Corporation effective January of 2001. She is a Certified Public Accountant and a principal and Chair of the Board of the CPA firm BKR Dupuis & Ryden. Since 1996, Ms. Jury has also been a partner in a financial advisory services business, D&R Financial Services, LLC.

     Russell H. Van Gilder, Jr., age 68, has been a director of the Corporation since 1987 and Chairman since 1997. He was a member of The State Bank Board from 1981 through December 2000 and served as its Chairman from 1998 through 2000. He is a Class II Director. Mr. Van Gilder founded VG's Food Center, Inc. where he is currently Chairman of the Board. Mr. Van Gilder is also a Director of Spartan Stores, Inc., a regional food retailer and distributor based in Grand Rapids, Michigan.

Directors with Terms Expiring in 2004

     David A. Duthie,age 55, was appointed a Class I Director of the Corporation effective January 2001. Mr. Duthie joined MDI International in September of 2001 as its Chief Executive Officer. MDI is a manufacturer of point of purchase display fixtures, promotional signage and traffic control signage. For more than five years prior to joining MDI, Mr. Duthie served as the President of Creative Foam Corporation, a Fenton based company that designs, fabricates and forms cellular and noncellular plastics for automotive, material handling, medical and sports and leisure applications.

     J. David Karr, age 63, serves as a director and Chairman of Davison State Bank and was appointed as a Class I Director of the Corporation effective January 2001 and was elected by the shareholders at the 2001 annual meeting. Mr. Karr is an attorney with a private practice located in Davison, Michigan.

     Thomas P. McKenney, age 49, has been a director of the Corporation since 1992 and a director of The State Bank since 1991. Mr. McKenney is an attorney with a private practice located in Bloomfield Hills, Michigan.

Directors with Terms Expiring 2003

     Forrest A. Shook, age 59, has been a director and vice chairman of the Board of Directors of the Corporation since 1997. He served as a director of The State Bank from 1996 through December of 2000. Mr. Shook is a Class III Director. Mr. Shook is the founder and President of NLB Corporation located in Wixom, Michigan. NLB Corporation manufactures high pressure pumps that are used around the world in many applications.

     Donald L. Grill, age 54, has been a Director since 1996. Mr. Grill is a Class III Director. Mr. Grill joined the Corporation as President and Chief Executive Officer in late 1996. From 1976- 1983, Mr. Grill was employed by Chemical Bank-Key State in Owosso, Michigan. From 1983-1996, Mr. Grill was employed by First of America Bank Corporation and served as President and Chief Executive Officer of First of America Bank-Frankenmuth.

DIRECTOR COMPENSATION

     The Corporation and the Affiliate Bank directors are compensated in three ways: cash retainer fees, stock options and participation in stock purchase plans. Each director of the Corporation is paid a $9,000 annual retainer fee. The Chairman of the Board receives an additional annual $2,000 retainer fee. Directors of the Corporation who also serve on Affiliate Bank Boards do not receive additional compensation because of their Affiliate Bank Board service, even though a portion of their total compensation may be internally expensed through the Affiliate Bank.

     Stock option grants are available to directors who are not employees of the Corporation under the 1996 Nonemployee Director Stock Option Plan. However, no options were granted to directors during the year 2001. Exercisable stock options issued in prior years are included in the table and footnotes which appear on page 4.

     Directors of the Corporation and the Affiliate Banks may also use director cash retainer fees to purchase shares of the Corporation issued by the Corporation at fair market value under the Corporation's Director Stock Retainer Plan. Directors may also use other personal funds to purchase shares of the Corporation at fair market value from the Corporation under the Corporation's Director Stock Purchase Plan. No more than 4,176 shares in total may be purchased each year under the Director Stock Retainer Plan and no more than 9,600 shares in total may be purchased each year under the Director Stock Purchase Plan.

COMMITTEES OF THE CORPORATION BOARD

     The Corporation maintains the following standing committees: Executive, Forward Planning, Director Selection, Audit, and Compensation/ESOP.

Executive Committee

     The Executive Committee, which met five (5) times in 2001, consists of Messrs. Van Gilder, Shook and Grill. This Committee reviews in depth the status and progress of various projects, management activities and the Corporation's financial performance. As necessary, it provides guidance and makes recommendations to management and/or the Board of Directors.

Forward Planning

     The Forward Planning Committee consists of Messrs. Van Gilder, Shook and Grill. This Committee evaluates and recommends strategic initiatives and alternatives to guide the future performance and direction of the Corporation. All Forward Planning matters during 2002 were considered by the full Board at regular Board meetings.

Director Selection

      The Corporation's Director Selection Committee consists of Messrs. Van Gilder, McKenney and Shook. This Committee coordinates the process of identifying, interviewing and recommending new director candidates. In reviewing director selections, the Committee will consider recommendations of shareholders. Shareholders who wish to recommend nominees should submit their recommendations in writing, delivered or mailed to the Secretary of the Corporation. During 2001, all Committee deliberations were considered by the full Board at regular Board meetings.

Audit Committee

      Ms. Haw-Jury and Messrs. Duthie and Karr are the members of the Corporation's Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to shareholders, governmental agencies or the public, the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and the Corporation's auditing, accounting and financial reporting processes generally. The Audit Committee is guided by an Audit Committee Charter which was adopted by the Board of Directors during 2001. A copy of the Audit Committee Charter was attached to the Proxy Statement relating to the 2001 Annual Meeting of Shareholders. All of the members of the Audit Committee are independent, as defined in Rule 4200(a) of the NASD Listing Standards. During 2001, the Audit Committee held two (2) meetings. On February 21, 2002, the Audit Committee submitted to the Board the following report:

      AUDIT COMMITTEE REPORT

      We have reviewed and discussed with management the Corporation's audited financial statements as of and for the year ended December 31, 2001.

      We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

      Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Corporation's Form 10-K for the year ended December 31, 2001.

      Management is responsible for the Corporation's financial reporting process including its systems of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Corporation's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Corporation and some of us are not, and may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Corporation's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Corporation's financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Corporation's financial statements has been carried out in accordance with generally accepted auditing standards or that our Corporation's independent accountants are in fact "independent."

Respectfully submitted,

Peggy L. Haw-Jury
David L. Duthie
J. David Karr

Compensation/ESOP Committee

      The members of the Compensation/ESOP Committee are Ms. Haw-Jury and Messrs. Van Gilder and Duthie. This Committee oversees the administration of the Corporation's compensation and benefit programs. All Compensation/ESOP Committee items during 2002, including the performance of the CEO, were considered by the full Board at regular Board meetings.

      REPORT ON COMPENSATION/ESOP COMMITTEE

      The Corporation and Affiliate Bank Boards use compensation programs based on the following compensation principles: to provide the level of total compensation necessary to attract and retain quality employees at all levels of the organization; compensation is linked to performance and to the interests of shareholders; incentive compensation programs recognize both individual and corporate performance; and compensation balances rewards for short-term and long-term results.

      The Corporation and the Affiliate Banks provide a comprehensive compensation program that is both innovative and competitive in order to attract and retain qualified talent. The Affiliate Banks through their Compensation Committees review market data in order to assess the Affiliate Banks' competitive position and each component of compensation including base salary, annual incentive and long-term incentive compensation.

      Donald L. Grill became President and Chief Executive Officer of the Corporation and The State Bank in December of 1996 and is evaluated annually as to his personal performance, and regarding his role in directing the Corporation's performance. The full Corporation Board annually reviews Mr. Gill's performance. The Board considers Bank performance, community involvement and director/chairman communication, along with employee assessments gathered by the Human Resources Department in evaluating Mr. Grill's performance.

Respectfully submitted,
Year 2001 Compensation/ESOP Committee

Peggy L. Haw-Jury
David L. Duthie
Russell H. Van Gilder, Jr.

EXECUTIVE COMPENSATION

      During 2001, the Corporation did not compensate any of its Executive Officers, each of whom was also an Executive Officer of one of the Affiliate Banks and is paid for services by an Affiliate Bank. The following table shows the compensation for services to Affiliate Banks of Affiliate Bank executive officers who received cash compensation in excess of $100,000 for the year 2001.

Summary Compensation Table
                                                               Annual Compensation
                                              ______________________________________________________
             Name and                                                             Other Annual              All Other
        Principal Position            Year        Salary            Bonus        Compensation(1)         Compensation(2)
______________________________________________________________________________________________________________________________

Donald L. Grill                       2001      $192,610           $46,979             $9,550                  $11,168
     President                        2000       187,000            54,098             10,250                    9,245
     Chief Executive Officer          1999       179,760            90,892(3)          10,250                   10,412
     of the Corporation and
     The State Bank

Ronald L. Justice                     2001       $95,400           $17,545                  -                   $7,137
     Chief Financial Officer          2000        90,000            19,373                  -                    6,796
     of the Corporation and           1999        82,175            24,717                  -                    6,530
     The State Bank

Robert E. Sewick(4)                   2001      $123,600           $25,451                  -                   $8,462
     Senior Vice President            2000       120,000            27,413                  -                    1,274
     and Senior Loan                  1999        64,135            49,066                  -                        -
     Officer of The State
     Bank

John A. Emmendorfer, Jr.(5)           2001       $80,535            $9,640             $2,400                   $6,698
     President and Chief              2000        78,000            16,710              2,000                    6,367
     Executive Officer of the         1999        74,678            19,375                  -                    5,970
     Davison State Bank(6)
(1)	Includes fees paid to Messrs. Grill and Emmendorfer for their service as directors.
(2)	The column of "All Other Compensation" consists of Employer's 401k and ESOP contribution(s).
(3)	In 1999, Mr. Grill received an extra bonus incentive in the amount of $10,000 for his personal performance in directing The State Bank in its achievement of one hundred percent of its objectives.
(4)	Mr. Sewick joined The State Bank in June of 1999, at an annual salary of $115,000, plus an initial hiring bonus of $25,000. The table discloses his compensation earned from the time he was hired through December 31, 2001.
(5)	Prior to becoming president and CEO of Davison State Bank, Mr. Emmendorfer headed the commercial lending department at The State Bank.
(6)	Davison State Bank was formed in March of 2000.

Stock Option Information

      The Corporation's 1996 Employee Stock Option Plan permits the grant of stock options to the officers and other key employees of the Corporation and its subsidiaries. Stock options are believed to help align the interests of employees with the interests of shareholders by promoting stock ownership by employees and rewarding them for appreciation in the price of the Corporation's stock.

      The following tables contain information concerning stock options granted during 2001 to and retained by the named executives of the Corporation at December 31, 2001. None of the named executives exercised any stock options during the year 2001.

                                             OPTION GRANTS IN LAST FISCAL YEAR

                                                    Individual Grants
                                 _________________________________________________________

                                                  Percent of
                                                     Total
                                   Number of        Options                                  Potential Realizable Value at
                                     Shares       Granted to                                    Assumed Annual Rates of
                                   Underlying      Employees                                   Stock Price Appreciation
                                    Options        In Fiscal     Exercise    Expiration             for Option Term(3)
                                                                                               __________________________
             Name                  Granted(1)        Year        Price(2)       Date             5%               10%
             ____                  __________        ____        ________       ____             __               ___
Donald L. Grill                      1,077           35.4%         $25.13       2011          $17,017           $43,134
Ronald L. Justice                     386            12.7%          25.13       2011            6,099            15,459
Robert E. Sewick                      546            17.9%          25.13       2011            8,627            21,867
John A. Emmendorfer, Jr.              333            10.9%          25.13       2011            5,261            13,337

                                               YEAR END OPTION VALUES

                                            Number of Shares Underlying                 Value of Unexercised
                                              Unexercised Options at                   In-the-Money Options at
                                                    Year End(1)                               Year End
                                             Exercisable/Unexercisable                Exercisable/Unexercisable
Donald L. Grill                                       0/1,765                                   0/$398
Ronald L. Justice                                      0/596                                    0/$143
Robert E. Sewick                                       0/991                                    0/$202
John A. Emmendorfer, Jr.                               0/497                                    0/$123
(1)	The numbers have been adjusted in accordance with the stock option plan to reflect stock dividends and stock splits.
(2)	The per share exercise price of each option is equal to the market value of the common stock on the date each option was granted. All outstanding options were granted for a term of ten years. Options terminate, subject to certain limited exercise provisions, in the event of death, retirement or other termination of employment. The right to exercise each option vests as to one-third of the shares covered by the option on the third, fourth and fifth anniversary of the date of grant.
(3)	These amounts are based on assumed rates of appreciation over the entire option period without any discount to present value. Actual gains, if any, on stock option exercises will be dependent on overall market conditions and on the future performance of the Corporation’s common stock. The amounts realized, if any, may be more or less than the amounts reflected in the table.

RETIREMENT AND CHANGE IN CONTROL ARRANGEMENTS

Retirement Plans

     Supplemental Executive Retirement Plan

     The Corporation and The State Bank have established a Supplemental Executive Retirement Plan (SERP) for key executives. The plan is designed to encourage executives to remain long term employees of the Corporation and The State Bank, and to provide the executive with supplemental retirement income. Unfunded plan benefits are accrued based on participant longevity and the Corporation's return on equity. In 2001, the SERP accrued $20,054 on behalf of Donald L. Grill and $8,562 on behalf of Robert E. Sewick. The SERP target retirement benefit is an annual retirement payment equal to a percentage of the executive's projected final salary, 25% for Mr. Grill and 20% for Mr. Sewick. Estimated annual benefits payable over a period of 15 years following retirement at age 65 are $62,853 for Mr. Grill and $35,056 for Mr. Sewick. The retirement benefits accruing on behalf of the executives are backed by prepaid life insurance policies. The Corporation plans to use the investment earnings on these policies to pay all or part of the annual costs for the SERP.

      Split-Dollar Retirement Plan

      The Corporation and the Affiliate Banks have established a Split Dollar Supplemental Retirement Plan (the "Split Dollar Plan") for key executives not covered under the SERP. The plan is designed to encourage executives to remain long term employees of the Corporation and the Affiliate Banks, and to provide the executive with supplemental retirement income. The plan is a life insurance backed product that allows participants to direct the investment of funds through various investment vehicles. During 2001, $17,082 was invested through the Split Dollar Plan on behalf of Ronald L. Justice and $15,070 was invested on behalf of John A. Emmendorfer, Jr. Upon retirement, the executives who participate in the plan receive the earnings from funds invested on their behalf and the invested funds are returned to their employer.

      Qualified Retirement Plans

      The Corporation and the Affiliate Banks offer two separate qualified retirement plans, the first of which is the Employee Stock Ownership Plan (ESOP) and the second is a 401k profit sharing plan. The ESOP is one hundred percent funded by Affiliate Banks. Based on particular Affiliate Bank's earnings the Board approves an amount to be distributed into eligible participants accounts. In order to promote longevity with the Affiliate Banks, this plan includes a vesting schedule of seven years before a participant is fully vested. The 401k profit sharing plan allows participants to defer compensation, before taxes, in order to invest in various investment vehicles. Participants also receive a corporate match of 50% up to a maximum of 6% (participants are allowed to defer up to 15%).

      Severance Agreement

      The Corporation and The State Bank have entered into a Severance Compensation Agreements with each of Messrs. Grill, Justice and Sewick. Under this agreement, if a "change in control" (as defined in the agreement) occurs while the Executive is an employee of the Corporation or The State Bank, and if within five years thereafter the Executive's employment is terminated by either of them without "cause," by the Executive for "good reason," or by either party because of the Executive's death or "disability" (in each case, as such terms are defined in the agreements), then the Corporation and The State Bank are required to pay the Executive an annual amount equal to 50% of the highest amount of the Executive's "annual compensation" (as defined in the agreement) in the five preceding calendar years, for a period of five years after the termination date (or until the first day of the month immediately preceding the Executive's "normal retirement date." if earlier). If the Executive dies after this payment obligation begins, or if the Executive so elects, the Corporation and The State Bank will be obligated to make a lump sum payment of these payments, discounted to the then present value using a 10% per year discount rate. In addition, the Corporation and The State Bank are required to provide the Executive with hospital and medical coverage for the full "COBRA" period. However, if the payments exceed the ceiling amount for deductibility under Section 280G of the internal Revenue Code of 1986 (generally, three times the Executive's annual compensation), then the payments shall be reduced to the maximum amount allowable under Section 280G.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      The Consolidated financial statements of the Corporation for the year ended December 31, 2001, have been examined by Crowe Chizek and Company LLP, independent public accountants. A representative of Crowe Chizek and Company is expected to be present at the annual meeting with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. The Corporation's Audit Committee selects the Corporation's auditors before the end of each calendar year.

      Audit Fees

      Aggregate fees billed for professional services rendered for the audit of the Corporation's annual consolidated financial statements for the fiscal year ended December 31, 2001 and the review of financial statements included in the Corporation's Forms 10-Q filed with the Securities and Exchange Commission for that fiscal year were: $60,000.

      Financial Information System Design and Implementation Fees

      No professional services were rendered by Crowe Chizek and Company LLP for the year ended December 31, 2001, with respect to, directly or indirectly, operating, or supervising the operation of, the Corporation's information systems or managing the Corporation's local area network or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Corporation's financial statements taken as a whole.

      All Other Fees

      The aggregate fees billed for services rendered by Crowe Chizek and Company LLP for services not covered under the two preceding captions (principally tax services) totaled $14,725.

      The Corporation's Audit Committee has concluded that the provision of services covered under the caption All Other Fees is compatible with Crowe Chizek and Company LLP maintaining their independence. None of the hours expended on Crowe Chizek's engagement to audit the Corporation's consolidated financial statements for the year ended December 31, 2001, were attributed to work performed by persons other than Crowe Chizek's full-time, permanent employees.

SHAREHOLDER RETURN PERFORMANCE GRAPH

      The graph compares the cumulative total shareholder return on the Corporation's common stock for the last five years with the cumulative total return of the Midwest Quadrant Pink Bank Index, published by SNL Financial L.C., and the Nasdaq Market Index assuming a $100 investment at the end of 1996. The Nasdaq Market Index is a broad equity market index. The Midwest Quadrant Pink Bank Index is composed of 69 banks and bank holding companies located in the Midwest and whose shares primarily trade on the Over-the-Counter Bulletin Board.

      Cumulative total return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period. The graph assumes the investment of $100 in the Corporation's common stock, the Nasdaq Market Index, and the Midwest Quadrant Pink Bank Index at the market close on December 31, 1996 and the reinvestment of all dividends through the period ending December 31, 2001.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG FENTURA BANCORP, INC., NASDAQ MARKET INDEX,
AND MIDWEST QUADRANT PINK BANK INDEX

GRAPHIC OMITTED

______________________________________________________________________________________________________________________
                                     1996           1997          1998          1999           2000          2001
______________________________________________________________________________________________________________________
Fentura Bancorp                       100          128.32        250.79        226.91         160.07        168.83
______________________________________________________________________________________________________________________
Midwest Bank Index                    100          126.66        155.51        134.48         110.84        102.23
______________________________________________________________________________________________________________________
NASDAQ Market Index                   100          122.48        172.68        320.89         193.01        153.15
______________________________________________________________________________________________________________________
*Source: SNL Financial L.C.

COMPLIANCE WITH SECTION 16 REPORTING

      The rules of the Securities and Exchange Commission require that the Corporation disclose late filings of reports of stock ownership (and changes in stock ownership) by its Directors, Executive Officers and beneficial owners of more than 10% of the Corporation's common stock. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons, the Corporation believes that during the year ended December 31, 2001, its Directors, Executive Officers and beneficial owners of more than 10% of the Corporation's common stock have complied with all filing requirements applicable to them.

OTHER INFORMATION

Annual Report on Form 10K

      The Corporation will provide a copy of its 2001 Annual Report on SEC Form 10K to any shareholder who asks for it in writing, without charge. Please direct your request to our Secretary, Ronald L. Justice, at 175 North Leroy Street, Fenton, Michigan 48430. The Form 10-K and certain other periodic filings are filed with the Securities and Exchange Commission ("SEC"). The SEC maintains an Internet web site that contains reports and other information regarding companies, including the Corporation, that file electronically. The SEC's web site address is http\\www.sec.gov.

Transactions with Certain Interested Parties

      Certain of the Corporation's Directors and executive officers, including their affiliates, were loan customers of Affiliate Banks during 2001, 2000, and 1999. Such loans were made in the ordinary course of business at normal credit terms and interest rates, and do not represent more than a normal risk of collection. Total loans to these persons at December 31, 2001, 2000, and 1999 amounted to $1,532,000, $1,134,000 and $909,000, respectively. During 2001, $203,000 of new loans were made and repayments totaled $601,000. At December 31, 2001, these loans aggregated 3.99% of consolidated stockholders' equity.

Shareholder Proposals

      An eligible shareholder who wants to have a qualified proposal considered for inclusion in the proxy statement for the 2001 Annual Meeting of Shareholders must notify the Corporation's Secretary by delivering a copy of the proposal to the Corporation's offices no later than November 22, 2002.

Expenses of Solicitation

      The Corporation pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph, or by the Corporation's officers and employees without additional compensation. The Corporation pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Ronald L. Justice
Ronald L. Justice
Secretary

Dated: March 25, 2002

See enclosed voting (proxy) form please sign and mail promptly.